UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 19, 2006

(Date of earliest event reported)

FLOW INTERNATIONAL CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	0-12448	91-1104842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23500 - 64th Avenue South, Kent, Washington 98032

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:

(253) 850-3500

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.  Notice of Delisting or Failure to Satisfy a Delisting Rule; Transfer of Listing

On September 19, 2006 Flow International Corporation (“Flow” or the “Company”) received notification from Nasdaq that it was not in compliance with Nasdaq Rule 4310(c)(14) because the Company had not filed its Quarterly Report on Form 10-Q for the quarter ended July 31, 2005 in a timely manner. The Company will request a hearing on Nasdaq’s intention to delist the Company’s common stock as a result of the delinquency in filing the 10-Q. The request for hearing will stay the delisting until a decision is made after the hearing, however, there can be no assurance that the NASDAQ Listings Qualifications Panel will grant the Company’s request for continued listing. As the Company announced on September 11, 2006, it has delayed the release of its results pending the completion of an audit committee investigation of allegations regarding the timing of recognition of revenue for certain Nanojet sales in Flow Asia. At this point, the Company does not have a schedule for filing the 10-Q, but it will file it as soon as it is able to do so and is devoting all necessary resources to filing as soon as possible. At this point the Company does not expect its shares to be delisted.

As a result of the Company’s filing delinquency, the letter “e” will be added to the Company’s trading symbol.

ITEM 9.01.  Exhibits

(d) Exhibits

99.1    Press Release dated September 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2006	FLOW INTERNATIONAL CORPORATION

	By:	/s/ John S. Leness
John S. Leness
General Counsel and Secretary